UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2026

ETHAN ALLEN INTERIORS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-11692	06-1275288
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 Lake Avenue Ext., Danbury, Connecticut	06811-5286
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 743-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	ETD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer

On November 9, 2026, M. Farooq Kathwari resigned as the President and Chief Executive Officer (“CEO”) of Ethan Allen Interiors Inc. (“Ethan Allen” or the “Company”) and its subsidiary Ethan Allen Global, Inc. (“Ethan Allen Global”), effective immediately.

Appointment of Interim Chief Executive Officer

On November 9, 2026, the Board of Directors of the Company (the “Board”) appointed Stefanie T. Ward as Interim Chief Executive Officer of the Company (the “Interim CEO”), effective immediately.

Ms. Ward, age 46, currently serves as a fractional executive and advisor to CEOs, investors and early stage companies on commercial strategy, customer growth and technology platforms, a role she has held since June 2025. She also served as an advisor to executive leadership at The Michaels Companies Inc., an American retail holding company, on store transformation, team structure, and enhanced customer experiences, from October 2025 to December 2025. Previously, Ms. Ward served as an operating partner of Exclusive Resorts Club Management, LLC, a private residence club and luxury travel company, from June 2025 to December 2025, where she focused on driving customer journey optimization, marketing efficiency and sales growth. Prior to that, Ms. Ward served in various executive roles at Neiman Marcus Group LLC (“Neiman Marcus”), a luxury fashion and customer service company, from 2018 to March 2025, most recently as Executive Vice President, Chief Integrated Retail and Customer Officer, from July 2023 to March 2025; and previously as Senior Vice President, Chief Retail Officer, from August 2022 to July 2023; Senior Vice President, Customer Engagement and West Region Integrated Retail, from 2020 to July 2022; and Senior Vice President, Omnichannel Customer Experience, from 2018 to 2020. Before Neiman Marcus, Ms. Ward served as Vice President and General Manager, Studios and Omnichannel Services, of Sephora SA, a global beauty retailer and an LVMH Moët Hennessy Louis Vuitton SE (“LVMH”) (MC.PA) company, from 2016 to 2018. From 2015 to 2016, Ms. Ward served as a freelance consultant and advisor to brands in the US and Canada, including Louis Vuitton Malletier SAS (“Louis Vuitton”), a French luxury fashion house and LVMH company; L Catterton Management Limited, a private equity firm; Percolata Corporation, a company providing AI-powered workforce optimization and demand forecasting solutions for the retail industry; and EllieFunDay, LLC, a social enterprise that designs organic baby blankets, clothing, and accessories. Prior to that, Ms. Ward roles at Louis Vuitton, Bath & Body Works, Inc., Time Inc. (formerly NYSE: TIME) and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Ms. Ward has served as a member of the board of directors of Uplift Education, one of Texas’s largest public charter school networks, since August 2025. Ms. Ward earned a Bachelor of Arts from Columbia University in Economics and Psychology and an M.B.A. from Harvard Business School.

In connection with her appointment as Interim CEO, the Company, Ethan Allen Global and Ms. Ward entered into an employment agreement effective November 9, 2026 (the “Ward Employment Agreement”) describing certain terms of her employment and providing that Ms. Ward shall serve as Interim CEO for six (6) months (the “Ward Initial Term”).

The Ward Employment Agreement provides that Ms. Ward’s base salary will be $75,000 per month (the “Ward Base Salary”). The Ward Employment Agreement provides that Ms. Ward shall be entitled to receive a cash bonus with a target amount of $150,000 and a maximum amount of $250,000 (the “Term Bonus”). In addition, the Ward Employment Agreement provides that Ms. Ward shall be entitled to receive a grant of Restricted Stock Units (“RSUs”) under the Company’s Stock Incentive Plan dated September 30, 2025, as amended and modified from time to time (and referred to herein as the “Plan”) with a total value of $200,000. Such grant shall be 50% vested on the date of grant and the remaining 50% shall, subject to Ms. Ward’s continuous employment, vest upon successful conclusion of the Ward Initial Term.

Under the Ward Employment Agreement, if Ms. Ward’s employment is terminated Without Cause (as defined in the Ward Employment Agreement), she will be entitled to receive as a severance benefit a prorated Term Bonus, based on the number of weeks during the Ward Initial Term worked by Ms. Ward, calculated at the target amount and paid at the time such Term Bonus would have otherwise been paid.

The foregoing description of the Ward Employment Agreement is not complete and is qualified in its entirety by the full text of the Ward Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

No family relationships exist between Ms. Ward and any of the Company’s directors or other executive officers. There are no other arrangements between Ms. Ward and any other person pursuant to which she was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Ms. Ward has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Appointment of Executive Chairman

On November 9, 2026, the Board appointed Douglas Bergeron, a director of the Board, as Executive Chairman of the Company, effective immediately.

Mr. Bergeron, age 65, has served as President and sole shareholder of DGB Investment, Inc., a diversified holding company of private and public investments and real estate holdings, since 2002. Mr. Bergeron served as Chairman of the Board of Directors of Cantaloupe, Inc. (NASDAQ: CTLP) (f/k/a USA Technologies, Inc.), a retail technology company, from 2020 until its acquisition by 365 Retail Markets, LLC (“365 Retail Markets”) in May 2026. From 2020 through 2022, Mr. Bergeron served as Co-Managing Partner of Hudson Executive Capital LP, a New York-based activist hedge fund. In 2013, Mr. Bergeron founded Opus Limited (d/b/a Opus Global), a software holding company focused on financial risk management, together with GTCR LLC (“GTCR”), a private equity firm, where he served as CEO until the sale of its operating divisions to Coupa Software Incorporated (“Coupa Software”) and Nice Ltd. in 2018. In 2002, Mr. Bergeron partnered with GTCR, an American private equity firm, to grow VeriFone Systems, Inc. (“VeriFone”) into a multinational company. In 2005, VeriFone went public on the NYSE under the symbol PAY. Mr. Bergeron served as VeriFone’s CEO from 2001 until 2013, a period in which revenues grew from under $300 million annually to nearly $2 billion. From 2000 to 2002, Mr. Bergeron served as Group President of Gores Technology Group, LLC, an American private equity firm. In that capacity, he led the acquisition of VeriFone from Hewlett-Packard Company for $50 million.

Mr. Bergeron currently serves as a member of the boards of directors of 365 Retail Markets, a global leader in unattended retail technology owned by Providence Equity Partners L.L.C., since May 2026; and Zact Inc., an expense and payment management platform, since October 2022. He also previously served on the boards of directors of Hiperos, LLC, a cloud-based software company that helps large businesses manage third-party risks, from 2014 until its sale to Coupa Software in 2018; Fundtech, a New York-based financial technology company, from 2011 until its sale to DH Corporation in 2015; RPAC Racing, LLC (n/k/a Legacy Motor Club), an American professional stock car racing team, from 2010 to October 2014; Merriman Holdings, Inc. (formerly NASDAQ: MERR), a financial services holding company, from 2009 to 2010; and VeriFone, from 2001 to 2013, where he served as Chairman from 2001 to 2008. Mr. Bergeron has been a Permanent Member of the Council on Foreign Relations, an independent, nonpartisan American think tank, membership organization, and publisher focused on international relations and U.S. foreign policy, since 2011. Mr. Bergeron is also a member of the Board of Overseers of the Hoover Institute at Stanford University. Mr. Bergeron received a B.A. degree in Computer Science from York University and an M.S. in Systems Management from the University of Southern California. Mr. Bergeron also received an Honorary Doctor of Laws (LLD) from York University in recognition of his contributions to engineering, technology and entrepreneurship.

In connection with his appointment as the Executive Chairman, the Company, Ethan Allen Global and Mr. Bergeron entered into an employment agreement on effective November 9, 2026 (the “Bergeron Employment Agreement”) describing certain terms of his employment and providing that Mr. Bergeron shall serve as Executive Chairman for four (4) years (the “Bergeron Initial Term”).

The Bergeron Employment Agreement provides that Mr. Bergeron’s base annual salary will be $550,000 per year (the “Bergeron Base Salary”). The Bergeron Employment Agreement provides that Mr. Bergeron shall be entitled to receive a cash bonus each year with a target amount of 125% of the Bergeron Base Salary (the “Target Bonus Amount”) and a maximum amount of 200% of the Bergeron Base Salary (the “Annual Bonus”). In addition, the Bergeron Employment Agreement provides that Mr. Bergeron shall be entitled to receive an annual grant of Stock Units (as defined in the Plan). Such grant shall be 80% performance stock units (“PSUs”) and 20% RSUs with a total target value of $2,500,000 and subject to the terms (including performance metrics and vesting) of the Plan and a stock unit agreement. The Bergeron Employment Agreement also provides that Mr. Bergeron shall be entitled to receive a one-time grant of PSUs with a total value of $3,500,000 (the “Transformation Grant”). The Transformation Grant will provide that subject to Mr. Bergeron’s continuous employment throughout the Bergeron Initial Term, the Transformation Grant shall vest upon achievement of separate thresholds of Company performance based on stock price per share and/or total shareholder return (in each case, relative or otherwise) as established by the Board.

Under the Bergeron Employment Agreement, if Mr. Bergeron’s employment is terminated Without Cause (as defined in the Bergeron Employment Agreement), he will be entitled to receive the following severance benefits: (i) a severance payment equal to the Bergeron Base Salary for a period of twelve (12) months, to be paid in installments in accordance with the Company’s standard payroll practices; and (ii) a prorated Annual Bonus, based on the number of weeks during the applicable bonus year worked by Mr. Bergeron, calculated off the Target Bonus Amount.

The foregoing description of the Bergeron Employment Agreement is not complete and is qualified in its entirety by the full text of the Bergeron Employment Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated by reference.

No family relationships exist between Mr. Bergeron and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Bergeron and any other person pursuant to which he was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Bergeron has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Appointment of Directors

On November 9, 2026, the Board increased the size of the Board from five (5) directors to nine (9) directors and appointed Anna Brockway, Lindsay O’Reilly, Adam Treanor and Stefanie T. Ward to serve as directors of the Board. Each such person will serve until his or her successor is elected and qualified or until his or her earlier resignation or removal.

The Board affirmatively determined that each of Ms. Brockway, Ms. O’Reilly and Mr. Treanor does not have a material relationship with the Company, and thus is an independent director of the Company under the New York Stock Exchange’s listing standards, based upon the fact that such person does not have a relationship with the Company either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

Ms. Brockway was appointed to the Compensation and Human Capital Committee of the Board (the “Compensation Committee”), the Corporate Governance, Nominations and Sustainability Committee of the Board (the “CGNS Committee”) and the CEO Search Committee of the Board (the “CEO Search Committee”). Ms. O’Reilly was appointed to the Audit Committee of the Board (the “Audit Committee”) and the Compensation Committee. Mr. Treanor was appointed to the CGNS Committee, the Finance Committee of the Board and the Audit Committee. Ms. Ward, as Interim CEO, was not appointed to any committee of the Board.

Each of Ms. Brockway, Ms. O’Reilly and Mr. Treanor is entitled to the compensation the Company offers to its other non-employee directors in the form of cash and equity. Ms. Ward is entitled to compensation as the Interim CEO of the Company.

There are no other understandings or arrangements between any of Ms. Brockway, Ms. Ward, Ms. O’Reilly, Mr. Treanor or any other person and the Company pursuant to which such persons were appointed to serve as a director of the Company. There are no transactions between any of Ms. Brockway, Ms. Ward, Ms. O’Reilly, Mr. Treanor or any of such person’s immediate family members and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Non-Employee Director Compensation Plan

On November 9, 2026, the Board adopted the Non-Employee Director Compensation Plan (the “Director Compensation Plan”), given the overall context and situation the Company finds itself in, with the objective to:

●	Attract and retain high-caliber independent directors for the Company moving forward;
●	Create substantial alignment between directors and stockholders;
●
Recognize the extraordinary responsibilities associated with this change agenda: resetting the Company’s strategic and financial priorities, ensuring effective execution, and leading the governance and leadership transition; and

●	Establish immediate long-term alignment with stockholders through equity ownership.

The Director Compensation Plan provides that non-employee directors shall be entitled to a $90,000 per year cash retainer for service as a director, payable in equal quarterly installments. The Director Compensation Plan further provides that non-employee directors shall be entitled to an annual grant of RSUs with a value of $150,000 per year for service as a director. Such annual equity grants shall vest on the earlier of (i) one year after the grant date or (ii) the day before the next annual stockholder meeting, subject to continued board service.

The Director Compensation Plan further provides that non-employee directors shall be entitled to a one-time transformation equity grant in the form of $360,000 of RSUs. Such grant shall be subject to a 3-year vesting period, with 2/3rds vesting on the 2nd anniversary of the grant date and 1/3rd vesting on the 3rd anniversary of the grant date, subject to continued board service. Such one-time transformation equity grant shall be available to directors who join in the first twelve (12) months from the adoption of the Director Compensation Plan. The first vesting (2/3rd) is 2 years from grant, or the day before the second annual stockholders meeting after grant if granted at an annual stockholders meeting. The final vesting (1/3rd) is 3 years from grant, or the day before the third annual stockholders meeting after grant if granted at an annual stockholders meeting.

The Lead Independent Director and Chairs of the committees of the Board shall be granted an additional cash retainer as set forth below, payable in equal quarterly installments:

●	Audit Committee Chair: $15,000 per year cash retainer.

●	Finance Committee Chair: $15,000 per year cash retainer.

●	Compensation and Human Capital Committee Chair: $15,000 per year cash retainer.

●	CGNS Committee Chair: $15,000 per year cash retainer.

●	Lead Independent Director: $30,000 per year cash retainer.

Any award granted under the Director Compensation Plan will be appropriately pro-rated to reflect the period of service on the Board.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 9, 2026, the Board approved Amendment No. 1 to the Company’s Amended and Restated By-laws (“Amendment No. 1”), effective immediately, to, among other things, (i) update the required officers of the Company to be a Chairman of the Board, Chief Executive Officer, Chief Financial Officer and Treasurer, (ii) remove the requirement to appoint a President of the Company, (iii) separate the positions of Chairman of the Board and Chief Executive Officer, and (iv) make certain clarifying changes in connection therewith.

The foregoing description of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which is filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 8.01	Other Events.

On November 10, 2026, the Company issued a press release relating to the new Board members and the appointment of the Executive Chairman and Interim CEO. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.2	Amendment No. 1 to the Amended and Restated By-Laws of the Company
10.1	Employment Agreement, effective November 9, 2026, among Stefanie T. Ward, the Company and Ethan Allen Global, Inc.
10.2	Employment Agreement, effective November 9, 2026, among Douglas Bergeron, the Company and Ethan Allen Global, Inc.
99.1	Press Release dated November 10, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ETHAN ALLEN INTERIORS INC. (Registrant)

Date: November 13, 2026	By:	/s/ Matthew J. McNulty
Matthew J. McNulty
Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)